CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             TEL-SAVE HOLDINGS, INC.


             TEL-SAVE HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

             FIRST: The Board of Directors of the Corporation adopted a resolution, at a meeting duly held, setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring such amendment's advisability and directing that such amendment be considered by the stockholders. The resolution setting forth the proposed amendment is as follows:

             FURTHER RESOLVED, that the amendment to the Amended and Restated Certificate of Incorporation of the Company as set forth below be, and it hereby is, declared advisable, and that such amendment be, and it hereby is, authorized, approved and adopted, subject to the approval of the stockholders of the Company in accordance with Section 242 of the General Corporation Law of the State of Delaware:

             The first paragraph of Article Fourth of the Amended and Restated Certificate of Incorporation of the Company shall be amended to read in its entirety as follows:

                     FOURTH:  The total number of shares of all classes of stock that the Corporation shall have authority to issue is 300,000,000, consisting of 5,000,000 shares of Preferred Stock, par value $0.01 per share, as more fully described in Section A. below (the "Preferred Stock"), and 295,000,000 shares of Common Stock, par value $0.01 per share, as more fully described in Section B. below.

             SECOND: The requisite number of stockholders of the Corporation have duly approved and adopted the foregoing amendment.

             THIRD: The amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

              IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and attested to by its duly authorized officers this ______ day of ___________________, 1997.

ATTEST:                                                  TEL-SAVE HOLDINGS, INC.



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